                                                                    Exhibit 99.1


                            N E W S    R E L E A S E

(KING PHARMACEUTICALS LOGO)



--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


              KING PHARMACEUTICALS REPORTS SOLID REVENUE GROWTH FOR
                 THIRD QUARTER 2001 OF 39% TO $230.1 MILLION AND
               DILUTED EARNINGS PER SHARE GROWTH OF 33% TO $0.28,
                            EXCLUDING SPECIAL CHARGES

BRISTOL, TENNESSEE, October 29, 2001 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that net earnings equaled $64.8 million for the third quarter ending September 30, 2001, an increase of 38% over the third quarter of last year, excluding special charges. For the nine months ending September 30, 2001, net earnings equaled $166.4 million, an increase of 52% over the same period of 2000, excluding special charges.

Diluted earnings per share was $0.28 for the third quarter of 2001, up 33% from $0.21 for the third quarter of 2000, excluding special charges. Diluted earnings per share increased 44% to $0.72 for the nine months ending September 30, 2001, compared to $0.50 for the same period of 2000, excluding special charges. All earnings per share data reflects the Company's four for three stock split distributed on July 19, 2001.

King recorded special charges totaling $5.3 million during the third quarter ending September 30, 2001. Specifically, King recorded merger and restructuring costs of $3.3 million related to the further integration of Jones Pharma Incorporated ("Jones"). King merged with Jones in August 2000 in a tax-free pooling of interests transaction. Other special charges incurred during the third quarter 2001 relate to the write-off of obsolete Levoxyl(R) (levothyroxine sodium tablets, USP) inventory. The U.S. Food and Drug Administration ("FDA") approved the new drug application ("NDA") for a new formulation of Levoxyl on May 25, 2001. Pursuant to FDA guidance, King may distribute only the FDA approved new formulation of Levoxyl(R) after August 14, 2001.

During the third quarter of 2000, King recorded special charges totaling $96.2 million. Specifically, King recorded merger and restructuring costs related to King's merger with Jones, restructuring and nonrecurring charges related to the Company's decision to discontinue Fluogen(R) (Influenza Virus Vaccine, Trivalent, Types A and B) and the Company's decision to discontinue development of Pallacor(TM), and an extraordinary charge related to the write-off of financing costs resulting from the repayment of debt. Additionally, during the six months ending June 30, 2000, King recorded extraordinary charges related to the write-off of financing costs resulting from the repayment of debt under King's senior credit facility, and merger and restructuring costs related to King's merger with Medco Research, Inc., since renamed King Pharmaceuticals Research and Development, Inc., in a tax-free pooling of interests transaction.

Including special charges, net earnings and diluted earnings per share during the third quarter of 2001 totaled $61.5 million and $0.27, respectively. Likewise, including special charges, net earnings totaled $162.5 million and diluted earnings per share equaled $0.70 during the first nine months of 2001.

Revenues totaled $230.1 million for the third quarter ending September 30, 2001, a 39% increase over the third quarter of 2000, and $617.9 million for the nine months ending September 30, 2001, a 39% increase over the same period of the prior year.

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

The increase in third quarter revenues and net earnings is attributable primarily to the sales growth of a variety of the Company's branded pharmaceutical products, including, in particular, Altace(R) (ramipril) and Levoxyl(R). King's branded pharmaceutical products are marketed primarily by its wholly owned subsidiary, Monarch Pharmaceuticals, Inc.

Net revenue from branded pharmaceuticals, including royalty income, totaled $223.1 million for the third quarter of 2001, a 46% increase over the third quarter of 2000. For the third quarter ending September 30, 2001, revenue from contract manufacturing equaled $6.3 million, while remaining revenue, comprised primarily of generic sales, totaled $702 thousand.

Altace(R) net sales grew to $76.2 million in the third quarter of 2001, exceeding our projected range, a 51% increase over the third quarter of 2000. Altace(R) new prescriptions totaled approximately 628,000 and total prescriptions equaled approximately 1,849,000 during the third quarter of 2001, increases of 65.3% and 65.1% respectively, over the third quarter of 2000, according to IMS America monthly prescription data.

Levoxyl(R) net sales grew to $27.1 million in the third quarter of 2001, a 65% increase over the third quarter of 2000.

Net sales of Thrombin-JMI(R) totaled $16.6 million in the third quarter of 2001, a 39% increase from $11.9 million in the third quarter of the prior year.

Lorabid(R) (loracarbef) net sales totaled $6.1 million in the third quarter of 2001.

Royalty revenues from Adenoscan(R) (adenosine) and Adenocard(R) (adenosine) totaled $11.6 million in the third quarter of 2001, a 26% increase from $9.2 million in the third quarter of the prior year.

Net cash provided by operating activities equaled $76.4 million for the third quarter ending September 30, 2001. As of September 30, 2001, cash and cash equivalents totaled approximately $20 million. James R. Lattanzi, Chief Financial Officer of King, explained, "Cash on hand was reduced during the third quarter 2001 to finance King's acquisition of three branded pharmaceutical products, along with another fully paid license for a fourth product, from Bristol-Myers Squibb Company on August 8, 2001. Total consideration paid by King to Bristol-Myers Squibb for the four branded pharmaceutical products equaled $285 million."

King has revised upward projected ranges for estimated net sales of Altace(R), estimated total revenue, and estimated diluted earnings per share, for year-end 2001 to reflect actual results for the third quarter of 2001 as follows (dollars in millions, except EPS):

             --------------------------------------------------

                                                 YEAR-END 2001
                                                 -------------

             --------------------------------------------------

             Altace(R) net sales                   $279 - 284
             --------------------------------------------------

             Revenue                               $865 - 875
             --------------------------------------------------

             Diluted EPS                         $1.01 - 1.02
             (excluding special charges)
             --------------------------------------------------


                                     (more)

At present, King remains comfortable with its previously announced projected ranges for estimated net sales of Altace(R), estimated total revenue, and estimated diluted earnings per share, before any special charges, for the fourth quarter of 2001 and year-end 2002.

Jefferson J. Gregory, President of King, and Chief Executive Officer-elect effective January 1, 2002, stated, "King is pleased to report continued strong revenue and earnings growth in excess of our projections during the third quarter. This sustained growth is attributable to a broad array of our branded pharmaceutical products, in particular Altace(R) and Levoxyl(R)." Jefferson Gregory further commented, "The Company is especially pleased with Levoxyl(R) prescription and sales growth trends since the FDA's approval of the product's NDA on May 25, 2001. Since that date, Levoxyl has experienced an impressive 17% increase in new prescriptions, based on a four week moving average of IMS America weekly data for the week ending October 12, 2001. Moreover, new prescription market share for Levoxyl(R) grew to over 30% according to that same week's data. We believe the recently announced expansion of the Company's dedicated national field sales force to approximately 715 representatives further enhances the potential growth of Levoxyl(R), as well as our largest product, Altace(R)."

Kyle P. Macione, Executive Vice President, Corporate Affairs of King, commented also on Levoxyl(R) by stating, "We are working diligently to protect our investment in and the long-term growth potential of our second largest product Levoxyl(R). Specifically, the Company has filed with the U.S. Patent and Trademark Office in excess of 20 applications for U.S. patents concerning the Company's FDA-approved new formulation of Levoxyl(R)." Mr. Macione explained, "The pending patent applications generally cover, among other things, formulation methodologies and equipment, formulation technologies, biopharmaceutical characteristics, drug delivery systems, and methods-of-use. If such applications are granted, the resulting patents will potentially provide the Company with patent protection on our FDA-approved new formulation of Levoxyl(R) for 20 years from the respective filing dates of the applications."

Referring to an imminent planned announcement related to Altace(R), Joseph R. Gregory, Vice Chairman of King stated, "During the course of King's conference call scheduled for later today, King, together with Wyeth-Ayerst Laboratories, will in my opinion announce a very positive recent development in relation to the forthcoming planned direct to consumer campaign for Altace(R)."

King will conduct a conference call today to discuss the Company's third quarter 2001 results, marketing plans for Altace(R), and other matters pertaining to the Company. King will provide a live webcast of its conference call scheduled for today, Monday, October 29, 2001, at 1:00 p.m., E.S.T. Interested persons may listen to the conference call today at 1:00 p.m., E.S.T. at http://www.videonewswire.com/event.asp?id=1418 or by dialing 1-800-233-2795 (US only) or 785-832-1523 (international), passcode KG. If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 30 days following the call. A replay of the conference call will also be available for not less than 30 days following the call by dialing 1-888-566-0193 (US only) or 402-351-0791 (international).

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that manufactures, markets, and sells primarily branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, management's projections for net sales of Altace(R), revenue, earnings per share, and shares outstanding for the Company on a quarterly and year-end basis for 2001 and year-end basis for 2002, statements pertaining to the future growth potential of, and prescription trends for,

                                     (more)

Altace(R), statements pertaining to the development and implementation of marketing strategies for Altace(R), statements pertaining to the future growth potential of Levoxyl(R), statements pertaining to potential patent protection related to Levoxyl(R) and statements pertaining to an imminent planned positive announcement in relation to the direct to consumer campaign for Altace(R). These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on King's and American Home Products' ability to successfully market Altace(R) under the co-promotion agreement between King and American Home Products, dependence on the development and implementation of successful marketing strategies for Altace(R) by King and American Home Products, including the successful and timely development and launch of a direct to consumer advertising campaign, dependence on the public perception of the imminent planned announcement in relation to the direct to consumer campaign for Altace(R), dependence on growth of net sales of King's branded pharmaceutical products, in particular, Altace(R), Levoxyl(R), and Thrombin-JMI(R), as well as revenue and earnings per share, at a rate equal to or in excess of management's projections, dependence on share count projections used in computing projected diluted earnings per share on a quarterly and year-end basis for 2001 and year-end basis for 2002, dependence on successful marketing and sales of King's products, including, in particular, but not limited to, Altace(R), Lorabid(R), Levoxyl(R), Thrombin-JMI(R), and Cytomel(R)/Triostat(R), dependence on royalty revenues from Adenoscan(R) and Adenocard(R), management of King's growth and integration of its acquisitions, including but not limited to, King's merger with Jones Pharma Incorporated and King's merger with Medco Research, Inc., now known as King Pharmaceuticals Research and Development, Inc., dependence on King's ability to continue to acquire branded products, the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including Binodisine, dependence on Novavax's ability to successfully develop Estrasorb(TM) and Androsorb(TM), including the FDA's approval of the related NDAs and all other required governmental approvals in the U.S. and elsewhere, King's and Novavax's ability to successfully launch and market Estrasorb(TM) and Androsorb(TM), the unpredictability of the duration and results of the FDA's review of New Drug Applications and Investigational New Drug Applications and/or the review of other regulatory agencies worldwide, dependence on King's ability to obtain effective patent protection for Levoxyl(R), dependence on the ability of the Company's dedicated field sales force representatives to successfully market King's branded pharmaceutical products, changes in general economic and business conditions, changes in current pricing levels, development of new competitive products, changes in economic conditions and federal and state regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K/A for the year ended December 31, 2000, King's Form 10-Q for the quarter ended June 30, 2001, and King's Form S-3 dated September 20, 2001, which are on file with the Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                      # # #

                                    Contacts:

   Kyle P. Macione, Executive Vice President, Corporate Affairs- 423-989-8077

        James E. Green, Senior Director, Corporate Affairs - 423-989-8125

                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                           EXCLUDING SPECIAL CHARGES
                     (in thousands, except per share data)

                                                   THREE MONTHS ENDED     NINE MONTHS ENDED
                                                      SEPTEMBER 30,         SEPTEMBER 30,
                                                   -------------------   -------------------
                                                     2001       2000       2001       2000
                                                   --------   --------   --------   --------
                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS (EXCLUDING SPECIAL
  CHARGES):
Revenues:
  Total revenues.................................  $230,089   $165,542   $617,915  $444,179
                                                   --------   --------   --------  --------
Operating costs and expenses:
  Cost of revenues (including royalty expense of
     $2,113, $2,533, $8,230, and $7,050).........    47,348     37,060    129,108   105,021
  Nonrecurring charge -- Cost of
     revenues-inventory write-off................       -0-        -0-        -0-       -0-
                                                   --------   --------   --------  --------
          Total cost of revenues.................    47,348     37,060    129,108   105,021
  Selling, general and administrative............    33,079     31,159     95,469    95,160
  Co-promotion fees..............................    24,703        -0-     62,552       -0-
  Co-promotion marketing expense.................     3,843        -0-     14,302       -0-
  Depreciation and amortization..................    12,685     11,808     35,481    30,586
  Research and development.......................     7,417      6,019     17,932    15,700
  Research and development -- Special license
     rights......................................       -0-        -0-      3,000       -0-
  Nonrecurring charge -- Research and
     development.................................       -0-        -0-        -0-       -0-
  Merger and restructuring costs.................       -0-        -0-        -0-       -0-
                                                   --------   --------   --------  --------
          Total operating costs and expenses.....   129,075     86,046    357,844   246,467
                                                   --------   --------   --------  --------
Operating income.................................   101,014     79,496    260,071   197,712
Other (expenses) income:
  Interest expense...............................    (3,358)    (9,684)    (8,949)  (33,840)
  Interest income................................     2,164      3,105      7,743    10,109
  Other income (expense).........................     3,558      2,285      6,502     2,171
                                                   --------   --------   --------  --------
          Total other income (expenses)..........     2,364     (4,294)     5,296   (21,560)
                                                   --------   --------   --------  --------
Income before income taxes, extraordinary item
  and cumulative effect of change in accounting
  principle......................................   103,378     75,202    265,367   176,152
  Income tax expense.............................   (38,560)   (28,201)   (98,982)  (66,651)
                                                   --------   --------   --------  --------

                                                   THREE MONTHS ENDED     NINE MONTHS ENDED
                                                      SEPTEMBER 30,         SEPTEMBER 30,
                                                   -------------------   -------------------
                                                     2001       2000       2001       2000
                                                   --------   --------   --------   --------
                                                                  (UNAUDITED)
Income before extraordinary item and cumulative
  effect of change in accounting principle.......    64,818     47,001    166,385    109,501
  Extraordinary items............................       -0-        -0-        -0-        -0-
                                                   --------   --------   --------   --------
Income before cumulative effect of change in
  accounting principle...........................    64,818     47,001    166,385    109,501
  Cumulative effect of change in accounting
     principle...................................       -0-        -0-        -0-        -0-
                                                   --------   --------   --------   --------
Net Income.......................................  $ 64,818   $ 47,001   $166,385   $109,501
                                                   ========   ========   ========   ========
Basic income per common share....................  $   0.28   $   0.21   $   0.73   $   0.51
                                                   ========   ========   ========   ========
Diluted income per common share..................  $   0.28   $   0.21   $   0.72   $   0.50
                                                   ========   ========   ========   ========
Shares used in basic net income per share........   229,303    220,978    228,692    214,707
Shares used in diluted net income per share......   231,712    226,106    231,155    219,575

                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                                   THREE MONTHS ENDED     NINE MONTHS ENDED
                                                      SEPTEMBER 30,         SEPTEMBER 30,
                                                   -------------------   -------------------
                                                     2001       2000       2001       2000
                                                   --------   --------   --------   --------
                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS:
Revenues:
  Total revenues.................................  $230,089   $165,542   $617,915   $444,179
                                                   --------   --------   --------   --------
Operating costs and expenses:
  Cost of revenues (including royalty expense of
     $2,113, $2,533, $8,230, and $7,050).........    47,348     37,060    129,108    105,021
  Nonrecurring charge -- Cost of
     revenues-inventory write-off................     2,059     28,722      2,059     28,722
                                                   --------   --------   --------   --------
       Total cost of revenues....................    49,407     65,782    131,167    133,743
  Selling, general and administrative............    33,079     31,159     95,469     95,160
  Co-promotion fees..............................    24,703        -0-     62,552        -0-
  Co-promotion marketing expense.................     3,843        -0-     14,302        -0-
  Depreciation and amortization..................    12,685     11,808     35,481     30,586
  Research and development.......................     7,417      6,019     17,932     15,700
  Research and development -- Special license
     rights......................................       -0-        -0-      3,000        -0-
  Nonrecurring charge -- Research and
     development.................................       -0-      6,107        -0-      6,107
  Merger and restructuring costs.................     3,279     42,349      3,279     64,643
                                                   --------   --------   --------   --------
       Total operating costs and expenses........   134,413    163,224    363,182    345,939
                                                   --------   --------   --------   --------
Operating income.................................    95,676      2,318    254,733     98,240
Other (expenses) income:
  Interest expense...............................    (3,358)    (9,684)    (8,949)   (33,840)
  Interest income................................     2,164      3,105      7,743     10,109
  Other income (expense).........................     3,558      2,285      6,502      2,171
                                                   --------   --------   --------   --------
       Total other income (expenses).............     2,364     (4,294)     5,296    (21,560)
                                                   --------   --------   --------   --------
Income before income taxes, extraordinary item
  and cumulative effect of change in accounting
  principle......................................    98,040     (1,976)   260,029     76,680
  Income tax expense.............................   (36,569)    (7,181)   (96,991)   (44,921)
                                                   --------   --------   --------   --------
Income before extraordinary item and cumulative
  effect of change in accounting principle.......    61,471     (9,157)   163,038     31,759
  Extraordinary items............................       -0-    (11,914)       -0-    (16,599)
                                                   --------   --------   --------   --------
Income before cumulative effect of change in
  accounting principle...........................    61,471    (21,071)   163,038     15,160
  Cumulative effect of change in accounting
     principle...................................       -0-        -0-       (545)       -0-
                                                   --------   --------   --------   --------
Net Income.......................................  $ 61,471   $(21,071)  $162,493   $ 15,160
                                                   ========   ========   ========   ========
Basic income per common share....................  $   0.27   $  (0.10)  $   0.71   $   0.07
                                                   ========   ========   ========   ========
Diluted income per common share..................  $   0.27   $  (0.09)  $   0.70   $   0.07
                                                   ========   ========   ========   ========
Shares used in basic net income per share........   229,303    220,978    228,692    214,707
Shares used in diluted net income per share......   231,712    226,106    231,155    219,575

                           KING PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEET
                       (in thousands, except share data)

                                                                SEPTEMBER 30,      DECEMBER 31,
                                                                    2001               2000
                                                                 ----------         ----------
                                                                (UNAUDITED)
CONSOLIDATED BALANCE SHEET:
ASSETS
Current assets:
  Cash and cash equivalents........................              $   19,986         $   76,395
  Accounts receivable, net.........................                 131,533            120,702
  Inventory........................................                  96,972             65,089
  Deferred income taxes............................                  16,862             26,733
  Prepaid expenses and other assets................                   6,005             28,324
                                                                 ----------         ----------
     Total current assets..........................                 271,358            317,243
                                                                 ----------         ----------
Property, plant and equipment, net.................                 138,977            128,521
Intangible assets, net.............................               1,047,965            790,324
Other assets.......................................                  65,813             46,307
                                                                 ----------         ----------
     Total assets..................................              $1,524,113         $1,282,395
                                                                 ==========         ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt................              $    1,509         $    1,527
  Accounts payable.................................                  17,104             25,010
  Accrued expenses.................................                 107,218             78,545
  Income taxes payable.............................                  39,189                -0-
                                                                 ----------         ----------
     Total current liabilities.....................                 165,020            105,082
                                                                 ----------         ----------
Long-term debt:
  Senior subordinated notes........................                  96,382             96,382
  Other............................................                   2,257              2,623
Other long-term liabilities........................                  66,327             73,586
Deferred income taxes..............................                  17,074             16,989
                                                                 ----------         ----------
     Total liabilities.............................                 347,060            294,662
                                                                 ----------         ----------
Shareholders' equity:
  Common shares no par value, 300,000,000 shares
     authorized, 229,429,186 and 227,782,543 shares
     issued and outstanding, respectively..........                 685,775            658,948
  Retained earnings................................                 491,278            328,785
                                                                 ----------         ----------
     Total shareholders' equity....................               1,177,053            987,733
                                                                 ----------         ----------
     Total liabilities and shareholders' equity....              $1,524,113         $1,282,395
                                                                 ==========         ==========



                               EXECUTIVE OFFICES

       KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620